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                                                                   Exhibit 10.19

LEASE

November 2000

made between

Stena Realty BV

and

Somera Communications BV i.o.
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LEASE OF OFFICE PREMISES
And other business premises not as defined in Section 7A: 1624 Civil Code

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in the form as determined by the de Raad voor Onroerende Zaken on 29 February
1996. References to this model are allowed only if the text inserted, added or altered can be recognised as such. Additions and alterations shall preferably be included under the heading "special provisions". The Raad voor Onroerende Zaken excludes any liability for adverse effects caused by the use of the text of this model.

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The undersigned:
Stena Realty BV
whose registered office is at Schiphol Boulevard 237 in Schiphol hereinafter to be referred to as the "Landlord"

duly represented herein by Mr P.M. de Ligt

and

Somera Communications B.V. i.o., a private limited company in the process of incorporation whose office address is at J. Paxtonstraat 47 in (1992 BK) Velserbroek, which company (after having been incorporated) will have its registered office in Amsterdam and its place of business at Hoekstreen 129 in Hoofddorp. Somera Communications B.V. i.o. is registered at the Commercial Register in Amsterdam under number 34142889 and is represented herein by its incorporator Somera Communications, Inc., the latter corporation duly represented herein by Mr D. Firestone hereinafter to be referred to as the "Tenant"

Have agreed as follows:

The Property, Purpose, Use

1.1 This lease relates to the premises comprised of approx. 775 m(2) business accommodation and around 500 m(2) office accommodation as well as to 10 parking places, all this referred to hereinafter as: "the Property", known locally as Hoeksteen 129 in Hoofddorp, identified at the Land Register as Municipality of Haarlemmermeer, Section AK, lots numbers 1055, 1056 and 1057 (partly) and further specified on the drawing and/or description of the Property as attached to this document which constitute(s) part of this agreement.

1.2 The Property may be used only as office and business accommodation, and car parking facility respectively.

1.3 Without the Landlord's written authorisation previously obtained the Tenant shall not be permitted to use the Property for any other purpose than as defined in 1.2.

1.4   The maximum allowable load of the floors of the Property is:

      -     250 kg/m(2)for the office accommodation.
      -     2.500 kg/m(2)for the business accommodation.

General Conditions

2.1 The General Conditions Lease of Office Premises and Other Business Premises not as defined in Section 7A: 1624 Civil Code, registered at the Registry of the District Court in The Hague on 29 February 1996 under number 34/1996, hereinafter the "General Conditions", are part of this agreement. The General Conditions are known to the parties and the Tenant has received a copy thereof.

2.2 The General Conditions shall apply unless the provisions of this agreement contain an express variation from them or unless in respect of the Property the General Conditions cannot be applied.

Term, Renewal and Termination of the Lease
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3.1   This agreement has been made for a term of five (5) years, commencing on 1
      November 1999 and ending on 31 October 2005, without prejudice to the provisions of article 10 of this agreement.

3.2 After expiry of the term stated in 3.1. this agreement shall continue in force for a subsequent term of five (5) years, therefore until 31 October 2010, unless the Tenant gives notice of termination. The Landlord's first opportunity to terminate this agreement shall be as at 31 October 2010.

3.3 Termination of this agreement shall be effected by giving notice of termination for the end of a lease period with due observance of a term of at least twelve (12) months, without prejudice to the provisions of article 10 of this agreement.

3.4 Notice of termination must be given by bailiff's writ or by letter sent by recorded delivery.

3.5 Termination of this agreement before the expiry of its agreed term shall be permitted in an event as defined in article 7 of the General Conditions and as defined in article 10 hereof.

Payment Obligations; Instalment Periods

4.1   The payments which the Tenant shall be required to make comprise:

      -     the rent
      - the charges for the additional supplies and services and the Value Added Tax (VAT) payable thereon
      - the VAT payable on the rent or a corresponding sum in accordance with and subject to articles 15.2 and 15.3 of the General Conditions, provided at any rate that the parties have agreed that VAT is to be chargeable on the rent.

4.2 The rent shall be NLG 251,250 per annum. (two hundred fifty-thousand two hundred and fifty guilders)

4.3 The rent shall be adjusted annually on 1 November, for the first time on 1 November 2001 and subsequently each year thereafter in accordance with articles 4.1 and 4.2 of the General Conditions. The annual price index figure will be used instead of the monthly price index figure.

4.4 The charges for additional supplies and services shall be determined in accordance with article 12 of the General Conditions and, as provided therein, with respect to said charges a system of payment in advance with settlement at a later date shall be applied.

4.5 The various sums to be paid by the Tenant to the Landlord shall be payable in advance in one payment combined, such payments to be made by the instalments specified in article 4.6 and to be received by the Landlord on or before the first day of the instalment period concerned.

4.6   For each instalment period of three (3) calendar months

      -     the rent is                                 NLG   62,812.50

      -     the advance payment for additional
            supplies and services provided by
            or in the name of the Landlord is           NLG    7,281.25
                                                        ---------------
            total                                       NLG   70,093.75
                                                        ===============

            (seventy-thousand ninety-three guilders
            and 75 cents) These amounts are
            exclusive of VAT.

4.7 With a view to the date of commencement of the lease and a rent-free period of two (2) months, the first instalment period shall be the period from 1 January 2000 through 31 March 2001 and the amount payable for this first period shall be NLG 70,093.75 not including VAT. The Tenant shall pay this amount, together with the VAT charged thereon, if any, on or before 1 January 2001.

Value Added Tax
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5.1   All amounts stated in this Agreement are exclusive of VAT. The Tenant shall pay VAT on the charges for additional supplies and services. If VAT is chargeable on the rent the same shall apply to the rent. The Landlord shall invoice the Tenant for VAT and said tax is to be paid at the same time as the rent and the charges for additional supplies and services, or the advance payment thereon.

5.2 It is agreed that the Landlord shall charge to the Tenant VAT on the rent, referring to the Decree of 10 April 1996, no VB 96/354, amended by Decree of 24 March 1999, no VB 99/571.

5.3 Where it has been agreed that VAT shall be charged on the rent, the Tenant hereby irrevocably authorises the Landlord and his successor(s) to file on the parties' joint behalf an application as referred to in Section 11 (1) [b] [5] of the Turnover Tax Act 1968 (Wet op de Omzetbelasting 1968) (application for tax to be chargeable on the rent). The Tenant shall countersign such application and return it to the Landlord within 14 days of receiving it.

Supplies and Services

6 The parties agree that the supplies and services to be provided by the Landlord shall be composed of the items listed below:

      (a)   gas and/or oil consumption, including flat rate
      (b) electricity consumption, including flat rate, for the equipment and lighting of the communal areas;
      (c)   supply of water, including flat rate;
      (d) maintenance and periodic inspection of central heating and/or airconditioning system(s);
      (e)   ditto for lift installation(s)
      (f)   ditto for water pressure installation;
      (g) ditto for fire alarm, building security, breakdown signalling and emergency power installation(s);
      (h)   sanitary facilities, towel dispensers, soap, etc;
      (i) cleaning costs of the communal areas, glazing communal areas, terraces, parking lot;
      (j)   maintenance of the grounds and paving;
      (k)   administration charge of 5% on the supplies and services ticked

Guarantee

7 The amount of the guarantee mentioned in article 8.1 of the Special Conditions is NLG 82.360,16, in words eighty-two thousand three hundred sixty guilders and sixteen cents.

Manager

8 Until further notice by the Landlord, the manager of the Property shall be the Landlord.

Special Conditions

9.1 The Tenant and the Landlord expressly declare that the rent has been determined on the basis that for at least the minimum percentage laid down or to be laid down by law, currently 90%, the Tenant shall continuously use the Property for purposes in respect of which the parties shall be entitled to deduct VAT, in a manner which shall allow the parties to opt for taxed rent.

9.2a In the event that the decision granting the request to opt for taxed rent is cancelled because the Tenant does not use or no longer uses the Property or does not let the Property be used for purposes in respect of which the parties are entitled to deduct VAT, as referred to under 9.1, the Tenant shall no longer be required to pay turnover tax on the rent to the Landlord, but the Tenant shall then be required to pay to the Landlord as from the date on which the decision was cancelled, in addition to the rent, exclusive of VAT, and as a separate payment, an amount that will fully compensate the Landlord for:

      I The VAT on the operating costs of the Property or investments therein which the Landlord cannot (or can no longer) deduct as a result of the cancellation of the decision.

      II The VAT which the Landlord is required to pay to the Tax Authorities as a result of the cancellation of the
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            decision on account of a recalculation as referred to in Section
            15(4) of the Wet op de omzetbelasting 1968 [Turnover Tax Act 1968] or review as referred to in Sections 11 up to and including 13 of the Uitvoeringsbeschikking omzetbelasting 1968 [Turnover Tax (Implementation) Decree 1968].

      III All other losses the Landlord suffers as a result of the cancellation of the decision.

9.2b The VAT which the Landlord cannot (or can no longer) deduct as a result of the cancellation of the decision, as referred to in I under 9.2(a), as well as the future loss of return on this deductible amount shall in that event be determined between the parties.

9.2c The Tenant shall pay to the Landlord the financial loss the Landlord has suffered after and as result of the cancellation of the decision, to the extent that such loss has been or can be determined at that time, at the same time as the Tenant makes its regular rent payments, which financial loss, except for the loss referred to in I under 9.2.(a), shall be divided equally over the remaining term of the Lease, if possible by means of an annuity, but shall immediately become payable in full by the Tenant if the Lease is terminated prematurely for any reason.

9.3 The Tenant shall issue to the Landlord no later than the signing of the Lease a statement signed by him that he will use the Property for purposes which entitle the parties to deduct taxes in full or practically in full on the basis of Section 15 of the Turnover Tax Act, which statement shall be in accordance with the model presented to him by the Landlord. The provisions of 9.2 shall also be applicable if the request to opt for taxed rent pursuant to Section 11(1)(b), 5e of the Turnover Tax Act 1968 is rejected by the Tax Authorities for any reason, unless the Tenant is able to show that the request was not granted or not granted on the agreed date through the fault of the Landlord.

9.4 If a situation referred to in 9.2 occurs, the Landlord shall inform the Tenant of the amounts the Landlord must pay to the Tax Authorities and shall provide an insight into the other losses as referred to in 9.2, save for the losses that were established in advance as referred to in I under 9.2(a). The Landlord shall co-operate if the Tenant wishes to have the Landlord's statement audited by an independent registeraccountant [chartered accountant]. The costs thereof shall be for the Tenant's account.

9.5 Without prejudice to the other provisions of the Lease in this respect, the Tenant shall at any rate occupy the Property or let the Property be occupied before the end of the financial year in which he began to lease the real property with the right of option regarding taxes.

      Within four weeks of the end of the financial year in which the condition that he should use the real property or let the real property be used for purposes which entitle the parties to deduct taxes in full or practically in full on the basis of Section 15 of the Turnover Tax Act was not fulfilled, the Tenant shall notify the Landlord thereof by means of a statement signed by him. The Tenant shall in that event send a copy of his statement to the tax inspector within the same term.

9.6 If the Tenant does not occupy the Property or provide the information as described above or if it turns out afterwards that he made the wrong assumptions and that, consequently, the Landlord has wrongly charged VAT on the rent, the Tenant shall be in default and the Landlord shall be entitled to recover the resulting financial loss from the Tenant. This loss shall consist of all the VAT which the Landlord shall have to pay to the Tax Authorities in this respect increased by interest and any increases. The provisions of this paragraph constitute an arrangement for damages, in addition to the arrangement set forth under 9.2, which shall apply in the event that the decision is cancelled with retroactive effect. The extra loss suffered by the Landlord as a result of the retroactive effect shall immediately be payable in full by the Tenant. The Landlord shall co-operate if the Tenant wishes the have the statement of this extra loss audited by an independent chartered accountant. The costs thereof shall be for the account of the Tenant.

9.7 The provisions of 9.2, 9.4 and 9.6 shall also be applicable if the Landlord suffers a loss after the termination, whether or not premature, of the Lease as a result of the cancellation of the decision, which loss shall then immediately be payable in full by the Tenant.

9.8 The provisions of 9.2(a) under II shall not be applicable if the review period for deducting input tax with respect to the Property has expired at the time this Lease is concluded.
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9.9   Articles or, as the case may be, parts hereof in the Lease and the general provisions which are not consistent with the provisions of this Article shall not be applicable.

9.10 The Tenant expressly declares that he shall use the Property for purposes which entitle the parties to deduct VAT in full (or practically in full), at least 90%.

9.11  The financial year of the Tenant starts on 1 January and ends on 31
      December.

10 The Tenant shall be entitled to terminate the Lease as at 1 January 2002 with due observance of a notice period of four (4) months. If the Tenant exercises this right he shall so notify the Landlord no later than on 1 September 2001 by registered letter. If the Tenant does not exercise this right, the Lease will end on 1 November 2005.

11 The Tenant shall be entitled to assign (his rights and obligations under) this Lease or to sublet (completely or partly) the Property to companies affiliated with the Tenant or vice versa. Assignment of this Lease or (complete or partial) subletting to third parties shall require the prior written approval of the Landlord, which approval will not be unreasonably withheld.

12 The Tenant has an option to rent the office and business accommodation, which accommodation is situated in the building of which the Property forms part. The Tenant shall be granted a decision period of fifteen (15) days.

13 In addition to Article 1.2 of the General Conditions the Parties hereby explicitly record that before the Tenant takes occupancy of the Property, the Parties shall together draw up a completion statement in which the (maintenance) condition of the Property shall be recorded. Said completion statement will form an integral part of the Lease.

14 The Landlord warrants to the Tenant that the Property and/or the land on which the Property is built suit for the intended use by the Tenant.

15 Varying from Article 4.1 of the General Conditions, in indexing the rent price (i) the annual price index figure will be used instead of the monthly price index figure and (ii) the basic year shall be 1995 (1995 = 100 instead of 1990 = 100).

16 The provisions of Article 5.1 of the General Conditions shall apply, save with respect to the normal and/or customary wear and tear on account of use of the Property.

17 In Article 6.5 and 6.6 of the General Condition the phrase the words "serious" and "gross" shall be deleted.

18 Varying from Article 14 .2 of the General Conditions, interest at the statutory rate plus two percent shall be applied, and the minimum amount shall not apply.

19 The Tenant shall be required to pay a deposit to the Landlord in the amount equal to three months rent and the VAT payable thereon, therefore NLG 82,360.16 (eighty-two thousand three hundred sixty guilders and sixteen cents).

20 Varying from the provisions of Article 2.8 of the General Conditions, applies that the Tenant is allowed -after prior written approval of the landlord- is allowed to install advertising signs in or on the building from which the Property forms part. The costs of installing the advertising signs required by the Tenant shall be for his own account. The Tenant shall be responsible for obtaining any permits which official authorities may require in respect of such installation. The landlord shall not withheld his approval unreasonable.

21 Immediately after its incorporation Somera Communications B.V. will ratify this Lease and therefore accept and assume all rights and obligations of the Tenant arising from this Lease.

Drawn up and signed in two original copies:
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Stena Realty B.V.                             Somera Communications B.V. i.o.


    /s/ P.M. de Ligt                                 /s/ D. Firestone
----------------------------              --------------------------------------
P.M. de Ligt                                  D. Firestone
City:                                         City:
Date:                                         Date:

Annexes   -    the General Conditions;
          -    VAT-option statement;
          -    completion statement (to be drawn up);
          -    extract Chamber of Commerce regarding the Landlord;
          -    extract Chamber of Commerce regarding the Tenant;
          -    the General Conditions